UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/03/2005

DRUGSTORE.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-26137

DE	043416255
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

411 108th Ave NE
Suite 1400
Bellevue, WA 98004
(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On October 3, 2005, drugstore.com, inc. (the "Company") entered into a Separation Agreement and Release (the "Separation Agreement") with Kathy Gersch, the Company's Vice President, Retail Over-the-Counter. A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Company and Ms. Gersch have agreed that her employment with the Company will end on October 14, 2005 (the "Termination Date"), but that Ms. Gersch will assist the Company from the Termination Date until December 31, 2005 (the "Transition Period") to facilitate a smooth transition.

In the Separation Agreement, the Company and Ms. Gersch agreed to the material terms and conditions set forth below:

- Ms. Gersch's employment with the Company and its affiliates will end on the Termination Date, but Ms. Gersch will use best efforts to be available to consult with or perform small projects for the Company during the Transition Period.

- The Company will pay Ms. Gersch separation payments up to an amount equal to her current base salary through December 31, 2005 (the "Separation Payments"). In addition, if any Company vice president receives a bonus for his or her performance during the 2005 fiscal year, Ms. Gersch will be awarded a bonus at the discretion of the Company's chief executive officer.

- The Company will accelerate vesting on options that would have otherwise vested during the Transition Period. The Company will allow Ms. Gersch to exercise vested option grants until March 31, 2006.

- The Company has paid its portion of the medical and dental benefits insurance premium that Ms. Gersch has been receiving as an employee of the Company through October 31, 2005. In addition, if Ms. Gersch elects to continue coverage under COBRA, the Company will, through December 31, 2005, pay that portion of Ms. Gersch's COBRA premium that corresponds to the same level of medical and dental benefits insurance coverage paid for by the Company as of the Termination Date (the "COBRA Benefits").

- Ms. Gersch's right to Separation Payments and COBRA Benefits will immediately cease if Ms. Gersch earns any amount from employment, consulting or other performance of personal services through December 31, 2005.

- The Confidentiality and Inventions Agreement between the Company and Ms. Gersch will remain in full effect.

- Ms. Gersch waives any claims against the Company and releases the Company from any claims that existed or may have existed at any time up to the date of the Separation Agreement, with the exception of any claims arising under the Indemnification Agreement between the Company and Ms. Gersch, which remains in full effect.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the provisions of the Separation Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

10.1        Separation Agreement and Release, dated as of October 3, 2005, between drugstore.com, inc. and Kathy Gersch.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: October 07, 2005.	By:	/s/ Robert A. Barton
Robert A. Barton
Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Separation Agreement and Release, dated as of October 3, 2005, between drugstore.com, inc. and Kathy Gersch